Exhibit 10.8

GUARANTY AND SURETYSHIP AGREEMENT

This Guaranty and Suretyship Agreement (this “Guaranty”) is made and entered into this 18th day of January, 2013, by and among INTERFACE SECURITY SYSTEMS HOLDINGS, INC., a Delaware corporation (“Parent”), and each of the other parties which may from time to time become party hereto (collectively and together with Parent, the “Guarantors” and each, individually, a “Guarantor”) in favor of CAPITAL ONE, N.A., in its capacity as agent for the Banks under the Credit Agreement referred to herein (hereinafter referred to in such capacity as the “Agent”).

BACKGROUND

In order to induce the Banks to make loans and other extension of credit from time to time to INTERFACE SECURITY SYSTEMS, L.L.C., a Louisiana limited liability company (“ISS”), THE GREATER ALARM COMPANY, INC., a California corporation (“GAC”), WESTEC ACQUISITION CORP., a Delaware corporation (“WAC”), WESTEC INTELLIGENT SURVEILLANCE, INC., a Delaware corporation (“WIS” and together with ISS, GAC and WAC, each individually, a “Borrower” and collectively, the “Borrowers”), in accordance with that certain Credit Agreement dated as of even date herewith (as it may hereafter from time to time be amended, restated, modified or supplemented, the “Credit Agreement”) by and among the Borrowers, the Guarantors party thereto, the Banks and the Agent, each Guarantor hereby, jointly and severally, unconditionally and irrevocably guarantees, and becomes surety as though it were a primary obligor for, the full and timely payment when due, whether at maturity, by declaration, acceleration or otherwise, of the Obligations (both those now in existence and those that shall hereafter arise and including, without limitation, all costs and expenses of enforcement and collection, including reasonable attorney’s fees and any and all interest and fees from time to time accruing on such Obligations whether or not such interest and fees are an allowed claim in connection with any Insolvency Proceeding) of each Borrower to Banks (or any of them) and the Agent under the Credit Agreement and the other Loan Documents, and any extensions, renewals, replacements or refundings thereof (hereinafter referred to as the “Guaranteed Indebtedness”), whether or not such Guaranteed Indebtedness or any portion thereof shall hereafter be released or discharged or is for any reason invalid or unenforceable.  This is an absolute, present and continuing guaranty of payment of the Guaranteed Indebtedness and not merely of collection.

1.                                      Capitalized terms used herein and not otherwise defined herein shall have such meanings given to them in the Credit Agreement.

2.                                      Each Guarantor agrees to make such full payment forthwith upon demand of the Agent when the Guaranteed Indebtedness or any portion thereof is due to be paid by any Borrower to the Agent or any of the Banks, whether at stated maturity, by declaration, acceleration or otherwise.  Each Guarantor agrees to make such full payment irrespective of whether or not any one or more of the following events has occurred: (i) any of the Banks or the Agent has made any demand on any Borrower or any Guarantor; (ii) any of the Banks or the Agent has taken any action of any nature against any Borrower or any Guarantor; (iii) any of the Banks or the Agent has pursued any rights which it has against any other Person who may be liable for the Guaranteed Indebtedness; (iv) any of the Banks or the Agent holds or has resorted to any security for the Guaranteed Indebtedness; or (v) any of the Banks or the Agent has invoked any other remedy or right it has available with respect to the Guaranteed Indebtedness. Each Guarantor further agrees to make full payment to the Agent and the Banks even if circumstances exist which otherwise constitute a legal or equitable discharge of such Guarantor as surety or guarantor.  The Guarantors’ liabilities and obligations hereunder shall be joint and several.

3.                                      Each Guarantor represents and warrants to the Agent and the Banks that: (i) no other agreement, representation or special condition exists between such Guarantor and the Agent and the Banks regarding the liability of such Guarantor hereunder, nor does any understanding exist between such Guarantor, the Agent and the Banks that the obligations of such Guarantor hereunder are or will be other than as set forth herein; and (ii) as of the date hereof, such Guarantor has no defense, offset or counterclaim whatsoever to any action or proceeding that may be brought to enforce this Guaranty.

4.                                      Each Guarantor waives and agrees not to enforce any of the rights of such Guarantor against any Borrower or any other Guarantor, including, but not limited to: (i) any and all rights at law, in equity or otherwise to reimbursement, exoneration, contribution, indemnification, set off or any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor or to any accommodation party against the party accommodated, (ii) any right of such Guarantor to be subrogated in whole or in part to any right or claim with respect to any Guaranteed Indebtedness or any portion thereof to the Agent or the Banks which might otherwise arise from payment by any Guarantor to the Agent or the Banks on the account of the Guaranteed Indebtedness or any portion thereof; and (iii) any right of any Guarantor to require the marshalling of assets of any Borrower or any other Guarantor which might otherwise arise from payment by any Guarantor to the Agent or the Banks on account of the Guaranteed Indebtedness or any portion thereof.  If any amount shall be paid to any Guarantor in violation of the preceding sentence, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Agent and the Banks and shall forthwith be paid to the Agent to be credited and applied upon the Guaranteed Indebtedness, whether matured or unmatured, in accordance with the terms of the Credit Agreement.  Parent acknowledges that as a direct or indirect owner of each Borrower, it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waivers set forth in this Section are knowingly made in contemplation of such benefits.  Each other Guarantor acknowledges that as either an owner of each Borrower or a Subsidiary of a Borrower and as a member of a consolidated group of companies, it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waivers set forth in this Section are knowingly made in contemplation of such benefits.

5.                                      Each Guarantor waives (a) promptness and diligence by the Agent and the Banks with respect to its rights under the Credit Agreement or any of the other Loan Documents, including, but not limited to, this Guaranty; (b) any defense, right of set-off or other claim whatsoever (other than manifest error or payment in full and performance in full of all of the Obligations after any termination of the Credit Agreement in accordance with the terms of the Loan Documents) that any Borrower or any third party may or might have to the payment or performance of the Obligations; (c) any defense, right of set-off, claim or counterclaim whatsoever (other than manifest error or payment and performance in full or part of all of the Obligations after any termination of the Credit Agreement in accordance with the terms of the Loan Documents), and any and all other rights, benefits, protections and other defenses that such Guarantor may have, now or at any time hereafter, to full payment or performance of the Guaranteed Indebtedness pursuant to the terms of this Guaranty; and (d) all other principles or provisions of law, if any, that conflict with the terms of this Guaranty, including, without limitation, the effect of any circumstances that may or might constitute a legal or equitable discharge of a guarantor or surety.

6.                                      Each Guarantor waives any and all notice with respect to: (i) acceptance by the Agent or any Bank of this Guaranty; (ii) the provisions of any note, instrument or agreement relating to the Guaranteed Indebtedness; and (iii) any default in connection with the Guaranteed Indebtedness.

7.                                      Each Guarantor waives any presentment, demand, notice of dishonor or nonpayment, protest, and notice of protest, notice of acceleration and notice of intent to accelerate and all other notices whatsoever in connection with the Guaranteed Indebtedness.

8.                                      Each Guarantor agrees that any of the Agent or the Banks, or both, may from time to time and as many times as the Agent, in its sole discretion, deems appropriate, do any of the following without notice to any Guarantor and without adversely affecting the validity or enforceability of this Guaranty: (i) release, surrender, exchange, compromise, or settle the Guaranteed Indebtedness or any portion thereof, (ii) change, renew, or waive the terms of the Guaranteed Indebtedness or any portion thereof; (iii) change, renew, or waive the terms, including without limitation, the rate of interest charged to any Borrower or any Guarantor, of any note, instrument, or agreement relating to the Guaranteed Indebtedness or any portion thereof; (iv) grant any extension or indulgence with respect to the payment to the Agent or the Banks of the Guaranteed Indebtedness or any portion thereof; (v) enter into any agreement of forbearance with respect to the Guaranteed Indebtedness or any portion thereof; (vi) release, surrender, exchange or compromise any security held by the Agent or the Banks for the Guaranteed Indebtedness; (vii) release any Person who is a guarantor or surety or who has agreed to purchase the Guaranteed Indebtedness or any portion thereof; and (viii) release, surrender, exchange or compromise any security or Lien held by the Agent or the Banks for the liabilities of any Person who is a guarantor or surety for the Guaranteed Indebtedness or any portion thereof.  Each Guarantor agrees that the Agent and the Banks may do any of the above as they deem necessary or advisable, in their sole discretion, without giving any notice to any Guarantor, and that each Guarantor will remain liable for full payment to the Agent and the Banks of the Guaranteed Indebtedness.

9.                                      Each Guarantor agrees to be jointly and severally bound by the terms of this Guaranty and to be jointly and severally liable under this Guaranty.  As a result of such liability, each Guarantor acknowledges that any of the Agent and the Banks may, in their sole discretion, elect to enforce this Guaranty for the total Guaranteed Indebtedness against any Guarantor without any duty or responsibility to pursue the other Guarantors and that such an election by the Agent or the Banks shall not be a defense to any action such Bank may elect to take against any Guarantor.

10.                               If any amount owing hereunder shall have become due and payable (by acceleration or otherwise), the Agent, the Banks and any branch, subsidiary or affiliate of any of the Agent or the Banks anywhere in the world shall each have the right, at any time and from time to time to the fullest extent permitted by Law, in addition to all other rights and remedies available to it, without prior notice to any Guarantor, to set-off against and to appropriate and apply to such due and payable amounts any debt owing to, and any other funds held in any manner for the account of any Guarantor by the Agent or the Banks or any such branch, subsidiary or affiliate including, without limitation, all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by any Guarantor with the Agent or the Banks or such branch, subsidiary or affiliate. Such right shall exist whether or not the Agent or the Banks shall have given notice or made any demand hereunder or under any of the Notes or Loan Documents, whether or not such debt owing to or funds held for the account of any Guarantor is or are matured or unmatured, and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to the Agent and the Banks.  Each Guarantor hereby consents to and confirms the foregoing arrangements, and confirms the Agent’s and the Banks’ rights and each such branch’s, subsidiary’s and affiliate’s rights of banker’s lien and set-off.

11.                               Each Guarantor recognizes and agrees that each Borrower, after the date hereof, may incur additional Indebtedness or other obligations, fees and expenses to the Agent or the Banks under the Credit Agreement, refinance existing Guaranteed Indebtedness or pay existing Guaranteed Indebtedness and subsequently incur additional Indebtedness to the Agent or the Banks under the Credit Agreement, and that in any such transaction, even if such transaction is not now contemplated, the Agent or the Banks will rely in any such case upon this Guaranty and the enforceability thereof against each Guarantor and that this Guaranty shall remain in full force and effect with respect to such future Indebtedness of each Borrower to the Agent or the Banks and such Indebtedness shall for all purposes constitute Guaranteed Indebtedness.

12.                               Each Guarantor further agrees that, if at any time all or any part of any payment, from whomever received, theretofore applied by Agent and the Banks to any of the Guaranteed Indebtedness is or must be rescinded or returned by the Agent and the Banks for any reason whatsoever including, without limitation, the insolvency, bankruptcy or reorganization of any Guarantor, such liability shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Agent and the Banks, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such liabilities, all as though such application by the Agent or the Banks had not been made.

13.                               Each Guarantor agrees that no failure or delay on the part of the Agent and the Banks to exercise any of their rights, powers or privileges under this Guaranty shall be a waiver of such rights, powers or privileges or a waiver of any default, nor shall any single or partial exercise of any of the Agent’s or any Bank’s rights, powers or privileges preclude other or further exercise thereof or the exercise of any other right, power or privilege or be construed as a waiver of any default.  Each Guarantor further agrees that no waiver or modification of any rights of the Agent and the Banks under this Guaranty shall be effective unless in writing and signed by the Agent and the Banks.  Each Guarantor further agrees that each written waiver shall extend only to the specific instance actually recited in such written waiver and shall not impair the rights of the Agent and the Banks in any other respect.

14.                               Each Guarantor unconditionally agrees to pay all costs and expenses, including reasonable attorney’s fees, incurred by the Agent and the Banks in enforcing this Guaranty against any Guarantor.

15.                               Each Guarantor agrees that this Guaranty and the rights and obligations of the parties hereto shall for all purposes be governed by and construed and enforced in accordance with the substantive law of the State of New York without giving effect to its principles of conflict of laws.

16.                               Each Guarantor recognizes that this Guaranty when executed constitutes a sealed instrument and as a result the instrument will be enforceable as such without regard to any statute of limitations which might otherwise be applicable and without any consideration.

17.                               Each Guarantor acknowledges that in addition to binding itself to this Guaranty, at the time of execution of this Guaranty, the Agent offered to such Guarantor a copy of this Guaranty in the form in which it was executed and that by acknowledging this fact such Guarantor may not later be able to claim that a copy of this Guaranty was not received by it.

18.                               Each Guarantor agrees that this Guaranty shall be binding upon each Guarantor and its successors and assigns; provided, however, that no Guarantor may assign or transfer any of its rights and obligations hereunder or any interest herein.  Each Guarantor further agrees that (i) this Guaranty is freely assignable and transferable by the Agent and the Banks in connection with any assignment or transfer of the Guaranteed Indebtedness and (ii) this Guaranty shall inure to the benefit of the Agent and the Banks and their respective successors and assigns.

19.                               Each Guarantor agrees that if any Guarantor fails to perform any covenant or agreement hereunder or if there occurs and exists an Event of Default under the Credit Agreement, all or any part of the Guaranteed Indebtedness may be declared to be forthwith due and payable and, in the case of an Event of Default described in Section 8.1.14 or Section 8.1.15 of the Credit Agreement, the Guaranteed Indebtedness shall be immediately due and payable, in any case without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

20.                               Each Guarantor agrees that the enumeration of the Agent’s and the Banks’ rights and remedies set forth in this Guaranty is not intended to be exhaustive and the exercise by the Agent or any Bank of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative and shall be in addition to any other right or remedy given hereunder or under any other agreement among the parties to the Loan Documents or which may now or hereafter exist at law or in equity or by suit or otherwise.

21.                               Each Guarantor agrees that all notices, statements, requests, demands and other communications under this Guaranty shall be given to each of the Guarantors at the addresses set forth in the Credit Agreement in the manner provided in Section 10.6 of the Credit Agreement.

22.                               Parent covenants and agrees that it will not create any subsidiary or permit any subsidiary of Parent to exist, except for ISS and GAC and that it shall own no assets other than its interests in the Borrowers.

23.                               (a)                                 Each Guarantor agrees that the provisions of this Guaranty are severable, and in an action or proceeding involving any state or federal bankruptcy, insolvency or other law affecting the rights of creditors generally:

(i)                                     if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Guaranty in any jurisdiction; and

(ii)                                  if this Guaranty would be held or determined to be void, invalid or unenforceable on account of the amount of a Guarantor’s aggregate liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the aggregate amount of such liability shall, without any further action by the Agent or the Banks, such Guarantor or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding, which (without limiting the generality of the foregoing) may be an amount which is not greater than the greater of:

(A)                               the fair consideration actually received by such Guarantor under the terms of and as a result of the Loan Documents, including, without limiting the generality of the foregoing, and to the extent not inconsistent with applicable federal and state laws affecting the enforceability of guarantees, distributions or advances made to such Guarantor with the proceeds of any credit extended under the Loan Documents in exchange for its guaranty of the Guaranteed Indebtedness, or

(B)                               the excess of (1) the amount of the fair saleable value of the assets of such Guarantor as of the date of this Guaranty as determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors as in effect on the date thereof over (2) the amount of all liabilities of such Guarantor as of the date of this Guaranty, also as determined on the basis of applicable federal and state laws governing the insolvency of debtors as in effect on the date thereof.

(b)                                 If the guaranty by any one or more Guarantors of the Guaranteed Indebtedness is held or determined to be void, invalid or unenforceable, in whole or in part, such holding or determination shall not impair or affect:

(i)                                     the validity and enforceability of the guaranty hereunder by any other Guarantor, which shall continue in full force and effect in accordance with its terms; or

(ii)                                  the validity and enforceability of any clause or provision not so held to be void, invalid or unenforceable.

24.                               EACH GUARANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY

WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY. EACH GUARANTOR (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND EXECUTION AND DELIVERY HEREOF BY EACH GUARANTOR, AND (ii) ACKNOWLEDGES THAT THE ENTERING INTO OF THE CREDIT AGREEMENT BY THE AGENT AND THE BANKS HAS BEEN INDUCED BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS SET FORTH IN THIS SECTION.

25.                               Each Guarantor (i) hereby irrevocably submits to the nonexclusive jurisdiction of a state or federal court of competent jurisdiction located in New York, New York (hereinafter referred to as the “New York Courts”) for purposes of any suit, action or other proceeding which relates to this Guaranty or any other Loan Document, (ii) to the extent permitted by applicable Law, hereby waives and agrees not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the New York Courts; that such suit, action or proceeding is brought in an inconvenient forum; that the venue of such suit, action or proceeding is improper; or that this Guaranty or any Loan Document may not be enforced in or by the New York Courts, (iii) hereby agrees not to seek, and hereby waives, any collateral review by any other court, which may be called upon to enforce the judgment of any of the New York Courts, of the merits of any such suit, action or proceeding or the jurisdiction of the New York Courts, and (iv) waives personal service of any and all process upon it and consents that all such service of process by made by certified or registered mail addressed as described in Section 21 hereof and that service so made shall be deemed to be completed upon actual receipt thereof. Nothing herein shall limit the Agent’s or any Bank’s right to bring any suit, action or other proceeding against any Guarantor or any Guarantor’s assets or to serve process on any Guarantor by any means authorized by Law.

26.                               This Guaranty may be executed in counterparts, all of which counterparts when taken together shall constitute one and the same instrument, and any signature of a Guarantor delivered by electronic transmission shall have the same effect as the delivery of an original signature of such Guarantor.

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IN WITNESS WHEREOF, each Guarantor intending to be legally bound, has executed this Guaranty as of the date first above written with the intention that this Guaranty shall constitute a sealed instrument.

INTERFACE SECURITY SYSTEMS HOLDINGS, INC., a Delaware corporation

By:	/s/ Kenneth Obermeyer
Kenneth Obermeyer, Chief Financial Officer

Signature Page

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Guaranty and Suretyship Agreement